EXHIBIT 24



                     INDEPENDENT AUDITORS' CONSENT



  We consent to the incorporation by reference in Registration Statements Nos. 33-53953, 33-32740, 33-35525, 33-47828, 33-63398
  and 33-59701 of The E.W. Scripps Company and subsidiary companies on Form S-8 and Registration Statement No. 33-43989 of The E.W. Scripps Company and subsidiary companies on Form S-3 of our report dated January 22, 1996, appearing in this Annual Report on Form 10-K of The E.W. Scripps Company and subsidiary companies for the year ended December 31, 1995.





  DELOITTE & TOUCHE LLP
  Cincinnati, Ohio
  March 28, 1996